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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ________________

                                    FORM 8-A
                             REGISTRATION STATEMENT

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                _______________

                          EDUTREK INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

            GEORGIA                                       58-2255472
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                       Identification No.)


                        3340 PEACHTREE ROAD, SUITE 2000
                             ATLANTA, GEORGIA 30326
                           TELEPHONE:  (404) 812-8200
         (Address, including zip code, of principal executive offices)

                                _______________

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS EFFECTIVE UPON FILING PURSUANT TO GENERAL INSTRUCTION A.(C)(1), PLEASE CHECK THE FOLLOWING BOX. [ ]

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS TO BECOME EFFECTIVE SIMULTANEOUSLY WIT THE EFFECTIVENESS OF A CONCURRENT REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 PURSUANT TO GENERAL INSTRUCTION A.(C)(2), PLEASE CHECK THE FOLLOWING BOX. [ ]

                                _______________

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

     Title of each class                   Name of each exchange on which
     to be so registered                   each class is to be registered
     -------------------                   ------------------------------
             None                                       None


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                Title of  class
                                ---------------
               Class A Common Stock, without par value per share
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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.          DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the Class A Common Stock, without par value per share, included under the caption "Description of Capital Stock" in the Preliminary Prospectus dated August 22, 1997 contained in the Registration Statement on Form S-1 of the Registrant (File No. 333-29603) first filed with the Securities and Exchange Commission (the "Commission") on June 20, 1997, as amended, is hereby incorporated by reference. In addition, the description of the Class A Common Stock, without par value per share, included under the caption "Description of Capital Stock" in any Prospectus relating to such Registration Statement filed with the Commission by the Registrant pursuant to any amendment of such Registration Statement or pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference.

ITEM 2.          EXHIBITS

         EXHIBIT NO.                       DESCRIPTION
         -----------                       -----------
         3(i)*                             Articles of Incorporation

         3(i).1 *                          Articles of Amendment to Articles of Incorporation, dated September 6, 1996

         3(i).2 *                          Articles of Amendment to Articles of Incorporation, dated June 17, 1997

         3(ii)*                            Bylaws

         4.1*                              Form of certificate representing shares of Class A Common Stock of EduTrek
                                           International, Inc.

____________________

* Incorporated by reference to the respective exhibit to the Registration Statement on Form S-1 (File No. 333-29603) of EduTrek International, Inc., previously filed with the Commission.





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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  EDUTREK INTERNATIONAL, INC.


                                  By: /s/ Steve Bostic
                                      -----------------------------------------
                                          Steve Bostic
                                  Its:  Chairman and Chief Executive Officer

Date:   August 19, 1997



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